                                                                     EXHIBIT 3.2

                     LIMITED LIABILITY COMPANY AGREEMENT OF
                        SOUTHERN ENERGY MID-ATLANTIC, LLC



         THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Southern Energy Mid-Atlantic, LLC (the "Company), a limited liability company formed under the Delaware Limited Liability Company Act, is entered into as of this 12" day of July 2000 between the Company and Southern Energy Potomac Investments, Inc. ("SEPI"), and Southern Energy PIM (G.P.), Inc. ("SE PJM (G.P.)"), each a Delaware corporation with their respective offices at 900 Ashwood Parkway, Suite 500, Atlanta, Georgia 30338 (SEPI and SE PJM (G.P.)collectively, the "Members").

         WHEREAS, the Members desire to form a limited liability company in accordance with the terms hereof.

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------


         For purposes of this Agreement, the following terms shall have the following meanings:

         1.1 "Act" shall mean the Delaware Limited Liability Company Act, Del. Code Ann.ss.18-101 et. seq. and all amendments thereto.

         1.2 "Adjusted Capital Account Balance" shall mean, with respect to any Member, the balance, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (a) credit to such Capital Account any amounts which such Member is obligated to restore, because of a promissory note to the Company or otherwise pursuant to Regulations Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentence in each of Regulations Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5) and pursuant to Sections 7.5(a) and 7.5(b) of this Agreement; and

                  (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4),1.704-1(b)(2)(ii)(d)(5) and
         1.704-1(b)(2)(ii)(d)(6) of the Regulations.

This definition of Adjusted Capital Account Balance is intended to comply with
Section 1.7041 (b)(2)(ii)(d) of the regulations and shall be interpreted consistent with such Regulations.

         1.3 "Affiliate" of an entity shall mean any other entity controlling, controlled by, or under common control with such entity where "control" means the right to elect a majority of the Board or other body controlling such entity.

         1.4      "Capital Account" shall have the meaning set forth in Section
6.2 hereof.

         1.5 "Certificate of Formation" shall mean the Certificate of Formation of the Company, as amended from time to time by the Members, filed with the Secretary of State of Delaware pursuant to Section 18-201 of the Act.

         1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         1.7 "Depreciation" shall mean, for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that id the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if
                                            --------  -------
the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Members.

         1.8 "Effective Date" shall mean the date of filing of the Certificate of Formation with the Secretary of State (as hereinafter defined).

         1.9 "Fiscal Year" shall mean the twelve (12) month period ending December 31 of each year; provided that the first Fiscal Year shall be the period beginning on the date this Company is formed and ending on December 31, 2000, and the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Company is completed and ending on the date such final liquidation and termination is completed (to the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the first or final Fiscal Year to reflect that such period is less than a full calendar year period).

         1.10 "Gross Asset Value" shall mean, with respect to any asset of the Company, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Members;

                  (b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Members, at each of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member for more than a de minimis contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of
         Section 1.704-1 (b)(2)(ii)(g) of the Regulations; provided, however,
                                                           --------  -------
         that the adjustments pursuant to clauses (i) and (ii) above shall be made only if the Members reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                  (c) the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution as determined by the Members, and

                  (d) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments arc taken into account in determining the Capital Accounts pursuant to Regulations
         Section 1.704-1(b)(2)(iv)(m), clause (v) of the definition of Net Profit or Net Loss, and Section 7.5(g) hereof; provided, however, that
                                                        --------  -------
         Gross Asset Values shall not be adjusted pursuant to this subsection to the extent the Members determine that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection.

                  (e) If the Gross Asset Value of an asset has been determined or adjusted Pursuant to paragraphs (b), (c) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

         1.11 "Member" shall mean those persons identified in Article V who have executed this Agreement, and any additional Members admitted pursuant to
Article IX. The term shall not include any former Members who have dissociated or withdrawn from the Company.

         1.12 "Member Minimum Gain" shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.7042(i)(2) and (3) of the Regulations.

         1.13 "Member Nonrecourse Debt" shall have the meaning as set forth in Section 1.7042(b)(4) of the Regulations.

         1.14 "Member Nonrecourse Deductions" shall have the meaning as set forth in Section 1.704-2(i)(1) and (2) of the Regulations. The amount of Nonrecourse Deductions with respect to a Member Nonrecourse Debt for any Fiscal Year equals the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(2) of the Regulations.

         1.15. "Minimum Gain" shall have the meaning asset forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

         1.16 "Net Profit" or "Net Loss" shall have the meaning, for each Fiscal Year the Company's taxable income or taxable loss for such Fiscal Year, as determined under Section-703(a) of the Code, and Treasury Regulation Section 1.703-1, but with the following adjustments:

                  (a) any tax exempt income, as described in Section 705(a)(1)(B) of the Code, realized by the Company during such Fiscal Year shall be added to such taxable income or taxable loss;

                  (b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code for such Fiscal Year or treated as being so described in Regulations Section 1.704I (b)(2)(iv)(1) and not otherwise taken into account in this subsection shall be subtracted from such taxable income or taxable loss;

                  (c) any item of income, gain, loss or deduction that is required to be allocated to the Members under Section 7.8 hereof shall not be taken into account in computing such taxable income or taxable loss;

                  (d) the amount of any gain or loss required to be recognized by the Company during such Fiscal Year by reason of a sale or other disposition of Company property, and any depreciation, amortization or cost recovery deductions with respect to Company property to which the Company is entitled for any Fiscal Year, shall be computed as if the Company's adjusted basis in such property for income tax purposes were equal to the Gross Asset Value (and taking into account Depreciation in lieu of such depreciation, amortization or cost recovery deductions), and any adjustment to the Gross Asset Value shall be treated as a Net Profit or Net Loss; and

                  (e) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1. 704-1
         (b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member's Percentage Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profit or Net Loss.

This definition is intended to comply with the Regulations and any and all other items which must be included in Net Profit or Net Loss in order for this Agreement to comply with said Regulations shall be included in such concept. Notwithstanding any other provision of this definition, any items of income, gain, deduction, loss or credit which are specially allocated shall not be taken into account in computing Net Profit or Net Loss. The intent of this definition is that no reference to Net Profit or Net Loss include such specially allocated items.

         1.17 "Nonrecourse Deductions" shall have the meaning as set forth in Section 1.7042(b)(1) of the Regulations. The amount of Nonrecourse Deductions for any or the Fiscal Years equals the excess, if any, of the net increase, if any, in the amount of Minimum Gain during that Fiscal Year over the aggregate amount of any distributions during that Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Regulations.

         1.18     "Nonrecourse Liability" shall have the meaning as set forth in
Section 1.7042(b)(3) of the Regulations.

         1.20 "Regulations" shall mean the Regulations of the Department of Treasury promulgated under the Internal Revenue Code of 1986, as amended from time to time.

         1.21 "Secretary of State" shall mean the Delaware Secretary of State.

                                   ARTICLE II
                                    FORMATION
                                    ---------

         2.1      Effective Date. This Agreement shall become effective on the
                  --------------
date the Certificate of Formation is filed with the Secretary of State (the "Effective Date").

         2.2      Name. The name of the Company is Southern Energy Mid-Atlantic,
                  ----
LLC.

         2.3      Term. The term of the Company shall commence on the Effective
                  ----
Date and shall have perpetual duration.

         2.4      Registered Office and Agent. The Company's registered office
                  ---------------------------
in the State of Delaware shall be at 1013 Centre Road, City of Wilmington 19805, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

         2.5      Principal Office. The principal office of the Company shall be
                  ----------------
located at 900 Ashwood Parkway, Suite 500, Atlanta, Georgia 30338,

         2.6      Changes to Offices and Agent. The Company may change its
                  ----------------------------
registered office, principal office and registered agent from time to time.

         2.7      Qualification in Other Jurisdictions. The Members shall have
                  ------------------------------------
power and authority, and shall be and hereby are authorized and empowered, to cause the Company to be qualified, formed or registered under assumed or fictitious name statutes and similar laws in any jurisdiction in which the Company transacts business. The Members shall have power and authority, and shall be and hereby are authorized and empowered, to execute, deliver and file any certificates (including, without limitation, any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

         2.8      Liability of Members. The debts, obligations, and liabilities
                  --------------------
of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being a Member of the Company.

                                   ARTICLE III
                             PURPOSE OF THE COMPANY
                             ----------------------

         3.1      Purpose of Company. The purpose of the Company is, and the
                  ------------------
Company shall have power and authority, to engage in and carry on any lawful business, purpose or activity for which a limited liability company may be formed under the Act. The Company may, and shall have power and authority to, take any and all actions as may be necessary, appropriate, proper, advisable, incidental, convenient to or in furtherance of the foregoing purposes.

                                   ARTICLE IV
                             ACCOUNTING AND RECORDS
                             ----------------------

         4.1      Accounting Period. The Company's accounting period shall be
                  -----------------
the calendar year.

         4.2      Records to be Maintained.
                  ------------------------

                  (a) The Company shall maintain the following records at its principal office:

                           (i) a copy of this Agreement and the Certificate of Formation and all amendments to either such document, and executed copies of the powers of attorney, if any, pursuant to which this Agreement, the Certificate of Formation, or any amendments to either such document have been executed;

                           (ii) copies of such records as would enable the Members to determine the business and financial condition of the Company, the Members, the date upon which each Member became a Member and each Member's last known mailing address;

                          (iii) copies of the Company's federal, foreign, state, and local income tax returns and reports, if any, for each year;

                          (iv) the financial statements of the Company for each year;

                          (v) true and full information regarding the amount of cash and other property or services (including the value thereof) contributed by each Member and which each Member agreed to contribute in the future; and

                          (vi) any other information required by Section 18-305 of the Act.

                  (b) A Member may, at the Member's own expense, inspect and copy any Company record upon reasonable request during ordinary business hours.

         4.3      Accounts. The Company shall maintain a record of Capital
                  --------
Accounts in accordance with Article VI.


                                    ARTICLE V
                          NAMES AND ADDRESS OF MEMBERS
                          ----------------------------
                             MANAGEMENT BY MANAGERS
                             ----------------------

         5.1      Members. The Members of the Company shall be Southern Energy
                  -------
Potomac Investments, Inc., and Southern Energy PJM (G.P.), Inc., each a Delaware corporation with their respective principal places of business at 900 Ashwood Parkway, Suite 500, Atlanta, Georgia 30338.

         5.2      Management by Members. The business and affairs of the Company
                  ---------------------
shall be managed solely and exclusively by the Members and by any action of the Members hereunder may be taken by written consent in lieu of a meeting if signed by the Members. Notwithstanding the foregoing, the Members shall have power and authority, and shall be and hereby are authorized and empowered to appoint one or more officers, who shall have such titles, and who shall have and may exercise and perform such rights, duties, powers, authority and authorization as the Members may provide, and to delegate to one or more of such officers or other persons the Members' rights and power to manage and control the business and affairs of the Company, including, without limitation, to delegate to agents and employees of the Members or the Company and to delegate by a management agreement or other agreement with, or otherwise to, other persons. The Members, the proper officers of the Company (if any), and the proper delegatees, agents and employees of the Members and/or the Company (if any), shall have the power and authority, and each shall be and hereby is authorized and empowered, in the name and on behalf of the Company, to do or cause to be done any and all acts and things as may be necessary, appropriate, proper, advisable, incidental or convenient to or in connection with the management of the Company, including, without limitation, to negotiate, execute, acknowledge, certify, seal, deliver, file, record and/or perform any certificates, notices, deeds, instruments, contracts and documents as may be required or as the Members or any such officer. delegatee, agent or employee may deem necessary, appropriate, proper, advisable or convenient, such necessity, appropriateness, propriety, advisability, incidence, convenience or requirements, and such determination thereof, to be conclusively, but not exclusively, evidenced by the doing, causing to be done, negotiations, execution, acknowledgment, certification, scaling, delivery, filing, recording and/or performance thereof by the Members or any such officers, delegatee, agent or employee, and further, that any act done or caused to be done prior to the effectiveness or this Agreement by the Members or any such officers, delegatee, agent or employee consistent wit and in connection with the foregoing be, and hereby is, ratified, adopted, authorized, approved and confirmed.


                                   ARTICLE VI
                       CONTRIBUTIONS AND CAPITAL ACCOUNTS
                       ----------------------------------

         6.1      Capital Contributions.
                  ---------------------

                  (a) The Members shall make the following initial capital contributions to the Company:

                  Southern Energy Potomac Investments, Inc.            $990
                  Southern Energy PJM (G.P.), Inc.                     $ 10

                  (b) The above capital contributions are the only capital contributions required to be made by the Members. Unless they otherwise agree, the Members shall not be required to contribute any further capital to the Company.

         6.2      Capital Account.
                  ---------------

                  (a) "Capital Account" means an account that shall be maintained for each Member and which, as of any given date, shall be an amount equal to the sum of the following:

                           (i) the aggregate amount of cash that has been contributed to the capital of the Company as of such date by or on behalf of such Member; plus

                           (ii) the agreed upon Gross Asset Value (as of the date of contribution) of any property other than cash that has been contributed to the capital of the Company as of such date by such Member and the amount of liabilities assumed by any such Member under Regulations Section 1.752 or which is secured by any Company property distributed to such Member; plus

                           (iii) the aggregate amount of the Company's Net Profit that has been allocated to such Member as of such date pursuant to the provisions of Sections 7.1 or any items of income or gain which are specially allocated to such Member or other positive adjustment required by the Regulations and which have not been previously taken into account in determining Capital Accounts; minus

                           (iv) the aggregate amount of the Company's Net Loss that has been allocated to such Member as of such date pursuant to Sections 7.2 and 7.3 and the amount of any item of expense deduction or loss which is specially allocated to such Member; and minus

                           (v) the aggregate amount of cash and the agreed upon Gross Asset Value of all other property (as of the date of distribution) that has been distributed to or on behalf of such Member and the amount of any liabilities of such Member assumed by the Company under Regulations Section 1.752 or which are secured by any property contributed by such Member to the Company.

                  (b) If, pursuant to Regulations Sections 1.704-1(b)(2)(iv)(d) or 1.704-1 (b)(2)(iv)(f), Company Property is
         reflected on the books of the Company at a book value that differs from the adjusted tax basis of such property, the Members' Capital Accounts shall be adjusted in accordance with Regulation Section 1-704-1
         (b)(2)(iv)(g) for allocations of depreciation, and of gain or loss as computed for book purposes, with respect to such property.

                  (c) Upon the sale, transfer, assignment or other disposition of an interest in the Company after the date of this Agreement, the Capital Account of the transferor Member that is attributable to the transferred interest will be carried over to the transferee Member. In the case of a sale or exchange of any interest in the Company at a time when an election under Code Section 754 is in effect, the Capital Account of the transferee Member shall not be adjusted to reflect the adjustments to the adjusted tax bases of Company property required under Code sections 754 and 743, except as otherwise permitted by Regulations Section 1.704-1(b)(2)(iv)(m).

                  (d) The foregoing provisions and the other provisions of this Agreement relating to the maintenance Of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Members shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members), are computed in order to comply with such Regulations, the Members may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Section 11.3 hereof upon the dissolution of the Company.

                                   ARTICLE VII
                          ALLOCATIONS AND DISTRIBUTIONS
                          -----------------------------

         7.1      Net Profit. Except as otherwise provided in this Article 7,
                  ----------
all Net Profit of the Company for each Fiscal Year shall be allocated to the Members as follows:

                  (a) first, to each Member, pro rata in accordance with their then respective Membership Interests, until the cumulative Net Profit allocated to each Member pursuant to this clause (a) is equal to the cumulative Net Loss allocated to such Member pursuant to Section
         7.2 and Section 7.3 (such Net Profit to be allocated first with respect to Net Loss allocated pursuant to Section 7.3 and thereafter in reverse chronological order of the allocation of the Net Loss which has not been previously offset by an allocation under this Section 7. 1 (a)); and

                  (b) thereafter, to the Members in accordance with their then respective Membership Interests.

         7.2      Net Loss. Except as otherwise provided in this Agreement, all
                  --------
Net Loss of the Company for each Fiscal Year shall be allocated to the Members in accordance with their then respective Membership Interests.

         7.3      Limitation on Net Loss Allocations. Notwithstanding any
                  ----------------------------------
provision of this Agreement to the contrary, except as otherwise specifically provided in this Section 7.3, in no event shall Net Loss be allocated to a Member if such allocation would result in such Member's having or increasing a negative Adjusted Capital Account Balance at the end of any Fiscal Year. All Net Loss in excess of the limitation set forth in this Section 7.3 shall be allocated to any remaining Member with a positive Adjusted Capital Account Balance, and if all such Adjusted Capital Account Balances are zero or negative, to the Members pursuant to Section 7.2 above.

         7.4      Other Items. Except as provided herein, for tax purposes, all
                  -----------
items of income, gain, loss, deduction or credit shall be allocated in the same manner as are Net Profit and Net Loss.

         7.5      Special Allocations. The following special allocations shall
                  -------------------
be made in the following order:

                  (a)      Minimum Gain Chargeback. Notwithstanding any other
                           -----------------------
         provision of this Article 7, if there is a net decrease in Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This
         Section 7.5(a) is intended to comply with the minimum gain chargeback requirement in the Regulations and shall be interpreted consistently therewith.

                  (b)      Member Minimum Gain Chargeback. Notwithstanding any
                           ------------------------------
         other provision of this Article 7 except Section 7,5(a), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 7.5(b) is intended to comply with the Member Nonrecourse Debt Minimum Gain chargeback requirement in such Sections of the Regulations and shall be interpreted consistently therewith.

                  (c)      Qualified Income Offset. In the event any Member
                           -----------------------
         unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.7041 (b)(2)(ii)(d)(4), 1.704-1
         (b)(2)(ii)(d)(4), or 1.704-1 (b)(2)(ii)(d)(5), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the negative Adjusted Capital Account Balance of such Member as quickly as possible, provided that an allocation pursuant to this Section 7.5(c) shall be made if and only to the extent that such Member would have a negative Adjusted Capital Account Balance after all other allocations provided for in this Article have been tentatively made as if this Section 7.5(c) were not in the Agreement.

                  (d)      Gross Income Allocation. In the event any Member has
                           -----------------------
         a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount such Member is obligated to restore (pursuant to the terms of a promissory note to the Company or otherwise), and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.7042(g)(1)(ii) and 1.704-2(i)(5) each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 7.5(d) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 4 have been tentatively made as if Section 7.5(c) and this Section 7.5(d) were not in the Agreement.

                  (e)      Nonrecourse Deductions. Nonrecourse Deductions for
                           ----------------------
         any Fiscal Year or other period shall be specially allocated to the Members in proportion to their then Membership Interests.

                  (f)      Member Nonrecourse Deductions. Any Member Nonrecourse
                           -----------------------------
         Deductions for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-1(i).

                  (g)      754 Elections. To the extent an adjustment to the
                           -------------
         adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

         7.6      Curative Allocations. The allocations set forth in Sections
                  --------------------
7.5(a) through 7.5(f) (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1 (b) and 1.704-2(b). Notwithstanding any other provisions of this Agreement, other than the Regulatory Allocations, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred. The Members shall, with respect to each Fiscal Year, apply the provisions of this Section 7.6 in whatever manner is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, it being the basic economic understanding of the Members that they shall be returned their capital contributions (reduced, if at all, by their pro rata share of Net Loss as in effect at the time or times such Net Loss were allocated) plus their pro rata share (as adjusted from time to time) of Net Profit allocated to the Members (as reduced by Net Loss allocated in the inverse order of prior Net Profit).

         7.7      Other Allocation Rules. The following rules shall apply for
                  ----------------------
purposes of making tax allocations:

                  (a) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Members' interests in the Net Profits of the Company are the same as the Members' Membership Interests.

                  (b) For purposes of determining the Net Profit, Net Loss or any other items allocable to any period, Net Profit, Net Loss and any such other items shall be determined on a daily, monthly or other basis, as determined by the Members using any permissible method under Code Section 706 and the Regulations promulgated thereunder.

                  (c) The Members are aware of the income tax consequences of the allocations made by this Article 7 and hereby agree to be bound by the provisions of this Article 7 in reporting their shares of the Company income and loss for income tax purposes.

                  (d) To the extent permitted by Regulations Section 1.704-2(h)(3), the Members shall treat distributions as not allocable to an increase in Minimum Gain to the extent the distribution does not cause or increase a deficit balance in the Adjusted Capital Account Balance of any Member.

         7.8      Section 704(c) Allocation. Notwithstanding any other
                  -------------------------
provision of this Agreement to the contrary, any gain or loss and any depreciation and cost recovery deductions recognized by the Company for income tax purposes in any Fiscal Year with respect to all or any part of the Company's property that is required or permitted to be allocated among the Members in accordance with Section 704(c) of the Code and any Regulations promulgated thereunder so as to take into account the variation, if any, between the adjusted tax basis of such property at the time of its contribution and the Gross Asset Value of such property at the time of its contribution, shall be allocated to the Members for income tax purposes using any method described in
Section 1.704-3 of the Regulations as selected by the Members. If and when the Capital Accounts of the Members are required to be adjusted pursuant to Regulation Sections 1.704-1(b)(2)(iv)(f) or (g) with respect to a revaluation of any asset of the Company, then subsequent allocations of income, gain, loss, and deduction, including without limitation depreciation or deductions for cost recovery with respect to such asset, shall take into account any variation between the then existing adjusted basis of such asset for federal income tax purposes and the agreed value of such asset, as such computations may be required under Sections 704(b) and 704(c) of the Code and Regulation Section 1.704-1(b)(4)(i). Any elections or other decisions relating to such allocations shall be made by the Members in a manner that reasonably reflects the purpose and intention of this Agreement.

         7.9.     Distributions. Distributions of available cash or Company
                  -------------
property shall be made as and when determined by the Members in the following order and priority;

                  (a) first, to the Members, to the extent of and in proportion to the positive balances of their respective Capital Accounts; and,

                  (b) thereafter, to the Members pro rata in accordance with their respective Membership Interests.

         7. 10    Limitations on Distributions. No distribution shall be made to
                  ----------------------------
Members if such distribution is prohibited by the Act.

                                  ARTICLE VIII
                              MEMBERSHIP INTERESTS
                              --------------------

         8.1      Membership Interests. The Members shall have the following
                  --------------------
respective percentages of ownership of the Company:

                  Southern Energy Potomac Investments, Inc.              99%
                  Southern Energy PJM (G.P.), Inc.                        1%


                                   ARTICLE IX
                         Admission of Additional Members
                         -------------------------------

         9.1      New Members. Additional Members may be admitted to the Company
                  -----------
only by the affirmative vote of all Members.


                                    ARTICLE X
                             WITHDRAWAL OF A MEMBER
                             ----------------------

         10.1     No Withdrawal Without Consent. A Member may not withdraw from
                  -----------------------------
the Company without the consent of all Members.


                                   ARTICLE XI
                           DISSOLUTION AND WINDING UP
                           --------------------------

         11.1     Dissolution. The Company shall be dissolved and its affairs
                  -----------
wound up upon the occurrence of any of the following events ("Dissolution
Event"):

                  (a)      all Members agree in writing to dissolve the Company;

                  (b)      there are no Members; or

                  (c)      the entry of a decree of judicial dissolution under
         Section 18-802 of the Act.

         11.2     Effect of Dissolution. Upon dissolution, the Company shall
                  ---------------------
cease to carry on its business, and its affairs shall be wound up in accordance with this Article XI and the Act.

         11.3     Winding Up, Liquidation and Distribution of Assets.
                  --------------------------------------------------

                  (a) Any distributions to the Members in a winding up shall be pro rata in accordance with their respective positive Capital Account balance (after such Capital Accounts have been adjusted to reflect all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), Any such distributions to the Members shall be made in accordance with the time requirements set forth in Section 1.704-1 (b)(2)(ii)(b)(2) of the Regulations.

                  (b) Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, if any Member has a negative Capital Account balance (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other person for any purpose whatsoever.

                  (c) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

                  (d) The Members shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

         11.4     Certificate of Cancellation. When all debts, liabilities and
                  ---------------------------
obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a Certificate of Cancellation shall be executed and filed with the Secretary of State of Delaware in accordance with Section 18-203 of the Act.


                                   ARTICLE XII
                       DISPOSITION OF MEMBERSHIP INTERESTS
                       -----------------------------------

         12.1     Disposition. A Member shall have no right to assign, transfer,
                  -----------
sell, or convey (collectively, "Transfer") any of its interest in the Company without the approval of a majority in interest of the Members.

         12.2     Dispositions not in Compliance with this Article Void. Any
                  -----------------------------------------------------
attempted disposition of any interest in the Company that is not in compliance with this Article is null and void.


                                  ARTICLE XIII
                                    AMENDMENT
                                    ---------

         13.1     Amendment. This Agreement may be amended or modified from time
                  ---------
to time only by a written instrument signed by all of the Members.

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         14.1     Entire Agreement. This Agreement represents the entire
                  ----------------
Agreement among all the Members of the Company.

         14.2     No Partnership Intended for Non-tax Purposes. The members have
                  --------------------------------------------
formed the Company under the Act, and expressly do not intend hereby to form a partnership for non-tax purposes under any law or at common law. The Members do not intend to be partners to one another or partners as to any third party. Notwithstanding the foregoing, for tax purposes only, Members intend for the Company to be treated as a partnership.

         14.3     No Conflict of Interest.  No Member shall be required to act
                  -----------------------
hereunder as its sole and exclusive business activity and any Member may have other business interests and engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right by virtue of this Agreement in or to any other interests or activities or to the income or proceeds derived therefrom. A Member may transact business with the Company and, subject to applicable laws, has the same rights and obligations with respect thereto as any other person. No transaction between a Member and the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction if either the transaction is fair and reasonable to the Company or the percentage or number of disinterested Members as required under this Agreement or the Act, authorize, approve or ratify the transaction.

         14.4     Application of Delaware Law. This Agreement and the rights,
                  ---------------------------
remedies, duties, powers, authority, and authorization of the parties hereto and the Company hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.

         14.5     Execution of Additional Instruments. Each Member hereby agrees
                  -----------------------------------
to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

         14.6     Construction. Whenever the singular form is used in this
                  ------------
Agreement, and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

         14.7     Headings. The headings in this Agreement are inserted for
                  --------
convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of the Company Agreement or any provision hereof.

         14.8     Waivers. The failure of any party to seek redress for
                  -------
violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         14.9     Counterparts. This Agreement may be executed in counterparts,
                  ------------
each of which shall be deemed an original but all of which shall constitute one and the same instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart to this Agreement and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

         14.10    Banking. All funds of the Company shall be deposited in its
                  -------
name in an account or accounts as shall be designated from time to time by the Members as provided for in Section 5.2 hereof.

         14.11    Determination of Matters not Provided for in This Agreement.
                  -----------------------------------------------------------
The Members shall, pursuant to Article V, decide any questions arising with respect to the Company and this Agreement which are not specifically or expressly provided for in this Agreement.

         14.12    Further Assurances. The Members each agree to cooperate, and
                  ------------------
to execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of the Company and this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

                                SOUTHERN ENERGY POTOMAC INVESTMENTS, INC.
                                As Member

                                By: /s/ Elizabeth B. Chandler
                                    -------------------------------------
                                    Name: Elizabeth B. Chandler
                                    Title: Secretary


                                SOUTHERN ENERGY PJM (G.P.), INC.
                                As Member


                                By: /s/ Elizabeth B. Chandler
                                    -------------------------------------
                                    Name: Elizabeth B. Chandler
                                    Title: Secretary